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                                                         EXHIBIT 10.4

                               GREAT WESTERN
                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                             (1988 RESTATEMENT)

                               AMENDMENT 1996-1


      Effective January 1, 1988 (except as otherwise noted), the Great Western Supplemental Executive Retirement Plan is amended as follows:

1. The following sentence is added at the end of the definition of Normal Retirement Date in Section 1.3:

"Notwithstanding the above, the Participant's Normal Retirement Date cannot precede his termination of employment with the Company."

2.  Clause (a) of the definition of Average Monthly Compensation in
Section 1.3 is amended to read as follows:

    "(a) Average Monthly Compensation shall be computed on the basis of the highest paid 36 consecutive calendar months within the 60-month period immediately preceding termination of employment."

3. Effective January 1, 1995, Section 4.1(c) is amended, and Section 4.1(d) is added, to read as follows:

    "(c) the monthly benefit payment which is payable in the form of a single life annuity under the Retirement Plan (in the form of a Qualified Joint and Survivor Annuity under Section 4.7(b) of the Retirement Plan, in the case of an Employee with an Employment Date on or after January 1,
1989), and

    (d) for A. William Schenck III, less the aggre- gate monthly benefit payments which are payable in the form of a single life annuity or a joint and survivor (with his spouse as beneficiary), whichever has the highest actuarial value, upon attainment of age 62, under the following plans:
PNC Bank Corp. Pension Plan, PNC Bank Corp. ERISA Excess Pension Plan and PNC Bank Corp. Supplemental Executive Retirement, Income and Disability Plan."
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4.  Effective January 1, 1995, Section 4.10 is amended to read as follows:

    "Section 4.10 - Spouse Death Benefit

    (a) If a Participant (i) dies before retiring, (ii) has attained age 55 or has become eligible for a benefit under Section 4.3 and (iii) has a Surviving Spouse, his Surviving Spouse shall be eligible for a death benefit. The monthly benefit, if any, payable upon the death of a Participant to the Participant's Surviving Spouse, commencing upon the date that monthly benefits to such Surviving Spouse commence under Section
4.10 of the Retirement Plan and payable for the period such benefit is payable under the Retirement Plan, shall be equal to 50% of the benefit which would have been received by the Participant on or after his Early Retirement Date under this Plan.

    (b) If the Participant dies after retiring, the Participant's spouse shall be eligible for a death benefit. The monthly benefit, if any, payable upon the death of a Participant to the Participant's spouse, commencing upon the date that monthly benefits to such spouse commence under Sections 4.7(b) or 4.10 of the Retirement Plan and payable for the period such benefit is payable under the Retirement Plan, shall be equal to 50% of the benefit being paid to such Participant on his date of death under this Plan. Such amount shall be calculated by assuming Employees with an Employment Date on or after January 1, 1989 elected a Qualified Joint and Survivor Annuity under Section 4.7(b) of the Retirement Plan.

    (c) In no event shall the Actuarial Equivalent of the amount payable to such Surviving Spouse or spouse under subsection (a) or (b) be less than twelve times 150% of a Participant's Average Monthly Compensation calculated as of the earliest date benefits would have been payable under this Plan on or after the date of his death, less the Actuarial Equivalent of the Surviving Spouse or spouse benefit payable under the Retirement Plan (assuming that Employees with an Employment Date on or after January 1, 1989 elected a Qualified Joint and Survivor Annuity under
Section 4.7(b) of the Retirement Plan). Such excess, if any, shall be paid in a cash lump sum."

5. Effective January 1, 1995, the second sentence of Section 5.1 is amended to read as follows:

    "The Committee shall have the complete authority and full discretion to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations and constructions of this Plan, as may arise in connection with the Plan."

6.  Effective January 1, 1995, a new Section 5.5 is added to read as follows:
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    "5.5 - Claims Procedure.

    The entire claims procedure set forth in Article VIII of the Company's Senior Officers' Deferred Compensation Plan, as amended from time to time, is hereby incorporated by reference."

    IN WITNESS WHEREOF, Great Western has caused this Amendment to be executed by its duly authorized officers this ____ day of ______________ 1996.


GREAT WESTERN FINANCIAL CORPORATION



By ________________________________



By ________________________________